Exhibit 10.23

EXECUTION VERSION

IN MAKING AN INVESTMENT DECISION ROLLOVER PARTIES MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES SUBSCRIBED FOR HEREUNDER HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE OR NON-U.S. SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES SUBSCRIBED FOR HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. ROLLOVER PARTIES SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT (this “Agreement”) is made and entered into as of January 24, 2014, by and among PSAV Intermediate Corp., a Delaware corporation (the “Company”), and the individuals listed on the signature page hereto (each a “Rollover Party” and collectively the “Rollover Parties”).

RECITALS

WHEREAS, PSAV Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of the Company (“Buyer”) and AVSC Holding LLC, a Delaware limited liability company (“Seller”) have entered into that certain Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Buyer has agreed to purchase the outstanding shares (other than the shares held by the Rollover Parties) of common stock of AVSC Holding Corp. (the “Target”, and such purchase the “Transaction”) (capitalized terms not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement);

WHEREAS, prior to and without giving effect to the consummation of the Transaction, the Rollover Parties own Common Units and Operating Units (as such terms are defined in the Seller’s Amended and Restated Limited Liability Company Agreement) of the Seller (the “Owned Interests”);

WHEREAS, pursuant to the Distribution Agreement among the Seller and the Rollover Parties dated as of the date hereof and prior to the consummation of the Transaction, the applicable number of shares of common stock of the Target set forth on Schedule 1 attached hereto (the “Target Shares”) have been distributed to each of the Rollover Parties (the “Distribution”); and

WHEREAS, after the consummation of the Distribution and prior to the consummation of the Transaction, in connection with the contribution of cash indirectly from, among others, Broad Street Principal Investments, L.L.C. and Olympus Growth Fund VI, L.P. to fund the Transaction, each Rollover Party desires to exchange all Target Shares owned by the applicable Rollover Party, for shares of common stock, par value $0.001 per share, of the Company (the “Company Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Identification of Rollover Shares. Each Rollover Party hereby designates all of the Target Shares he or she currently holds as “Rollover Shares” to be exchanged for the New Company Shares (as defined below) in accordance with the terms and conditions set forth in this Agreement.

2. Exchange. After the consummation of the Distribution but prior to the consummation of the Transaction and without further action by the Rollover Parties, all of the Rollover Parties’ right, title and interest in and to the Rollover Shares will be assigned, transferred and delivered to the Company free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever (collectively, “Liens”). Each Rollover Party hereby appoints any executive officer of the Company, as its attorney-in-fact to execute all further assignment instruments, if any, that may be necessary or appropriate in connection with the transactions contemplated hereby.

3. Issuance of Company Shares. As consideration for the assignment, transfer and delivery of the Rollover Shares pursuant to Section 2, the Company will issue in the name of each Rollover Party the applicable number of Company Shares as set forth on Schedule 2 attached hereto (the “New Company Shares”). Each Rollover Party hereby acknowledges and agrees that the issuance of the New Company Shares pursuant to this Section 3 shall constitute complete satisfaction of all obligations or any other sums due to such Rollover Party with respect to the Rollover Shares.

4. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the Closing Date after the consummation of the Distribution but prior to consummation of the Transaction.

5. Representations and Warranties of the Rollover Parties. To induce the Company to receive the Rollover Shares and issue the New Company Shares as herein provided, each Rollover Party makes the following representations and warranties to the Company, each and all of which shall be true and correct as of the date of this Agreement, and shall survive the execution and delivery of this Agreement:

a. The Rollover Party is an adult with full power and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder.

b. The Rollover Party (i) owns all of the Rollover Shares free and clear of any Liens, (ii) has the legal capacity to purchase and hold the New Company Shares and represents that the exchange for the New Company Shares and the execution and delivery of this Agreement by the Rollover Party and the consummation of the transactions contemplated hereby will not result in (A) any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which the Rollover Party or the Rollover Party’s property is bound, (B) any violation by the Rollover Party of any applicable law, regulation or court decree or (C) any obligation of the Rollover Party to file any notice or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from any, governmental or regulatory authority of the United States, any state thereof or any foreign jurisdiction; (iii) has obtained such tax and legal advice that he or she has deemed appropriate; and (iv) represents that the Rollover Party’s home address is as set forth on the signature page hereof.

c. All action on the part of the Rollover Party necessary for the execution and delivery by the Rollover Party of this Agreement and the performance of its obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Rollover Party and it constitutes a valid and legally binding obligation of the Rollover Party, enforceable in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy laws or other similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies.

d. The Rollover Party has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision with respect thereto.

e. The Rollover Party has had an opportunity to consult with legal and financial advisors concerning this Agreement and its subject matter. The Rollover Party has read and understood this Agreement and is aware that no federal or state agency has passed upon the New Company Shares or made any finding or determination concerning the fairness of this investment. The Rollover Party has not relied on the Company for any information regarding the Company or the value of the New Company Shares. The Rollover Party acknowledges that neither the Company nor any of its Affiliates is acting as a fiduciary or financial or investment advisor to the Rollover Party, and have not given the Rollover Party any investment advice, opinion or other information on whether the exchange described herein is prudent.

f. The Rollover Party understands that its investment in the Company involves a high degree of risk and is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of the Rollover Party’s investment in such securities.

g. The Rollover Party has been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with the transactions contemplated by the Purchase Agreement and by this Agreement, which the Rollover Party has requested to examine.

h. The New Company Shares for which the Rollover Party hereby subscribes will be acquired for its own account for investment purposes only. The Rollover Party (i) acknowledges that the New Company Shares have not been registered under the Securities Act or any applicable state securities laws, (ii) is not purchasing the New Company Shares with a view toward distribution in a manner which would require registration under the Securities Act and (iii) does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell the New Company Shares for which it hereby subscribes.

i. The Rollover Party further acknowledges that, except as provided herein, it is receiving the New Company Shares without any representation or warranty, express or implied, at law or in equity, by the Company, Olympus Growth Fund VI, L.P., Broad Street Principal Investments, L.L.C., or any of their respective officers, managers, employees, Affiliates, Subsidiaries or advisors, including with respect to (i) merchantability or fitness for any particular purpose, (ii) the operation of the business of the Company and its Subsidiaries after the Closing Date in any manner, or (iii) the probable success or profitability of the business of the Company and its Subsidiaries after the Closing Date. In furtherance of the foregoing, except as may be provided in any definitive written agreement between the Rollover Party and the Company, such Rollover Party acknowledges that solely in connection with such Rollover Party’s investment in the Company, no representation or warranty, express or implied, at law or in equity, of the Company or any of the other equityholders of the Company, or any of their respective officers, directors, employees, Affiliates or advisors with respect to the Company, the New Company Shares, its Subsidiaries, the business of the Company and its Subsidiaries or any of the assets or liabilities of the Company and its Subsidiaries, including any litigation relating to the Company and any financial projection or forecast delivered to such Rollover Party with respect to the revenues or profitability which may arise from the operation of the Company and its Subsidiaries either before or after the Closing Date, shall form the basis of any claim against the Company, any of the other equityholders of Company or any of their respective officers, directors, employees, Affiliates or advisors with respect thereto or with respect to any related matter.

j. Except as otherwise indicated on the signature page hereto, the Rollover Party is an “accredited investor” within the meaning of Rule 501(a) under the Act, or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Act. Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(i) Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

(ii) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(iii) Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

(iv) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(v) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(vi) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property;

(vii) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(viii) Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

(ix) Any entity in which all of the equity owners are accredited investors.

k. The Rollover Party understands that federal regulations and executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The Rollover Party represents and warrants that it is not a person named on an OFAC list, nor is such Rollover Party a person with whom dealings are prohibited under any OFAC regulation.

6. Representations and Warranties of the Company. The Company makes the following representations and warranties to the Rollover Party, each and all of which shall be true and correct as of the date of this Agreement, and shall survive the execution and delivery of this Agreement:

a. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite legal and corporate power to enter into this Agreement, perform its obligations hereunder, and own its properties and assets.

b. All corporate action on the part of the Company necessary for the execution and delivery by the Company of this Agreement and the performance of its obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and it constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy laws or other similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies.

c. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder will not (i) result in any violation of its organizational documents, (ii) result in any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which it or its property is bound, (iii) result in any violation of any applicable law, regulation, injunction, order or court decree, (iv) assuming the accuracy of the representations and warranties of the Rollover Party set forth herein, result in any obligation of the Company to file any notice or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from any, governmental or regulatory authority of the United States, any state thereof or any foreign jurisdiction or (v) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or any of its assets or properties.

d. When issued in accordance with the terms of this Agreement, the New Company Shares will be (i) duly authorized and validly issued, and (ii) free and clear of all liens, except (A) liens created by or imposed upon the Rollover Party and (B) restrictions on transfer under federal, state and/or foreign securities laws.

7. Miscellaneous.

a. Amendments and Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

b. Further Assurances. From time to time, as and when requested by the Company, any of the Rollover Parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

c. Transfer Restrictions. Each Rollover Party acknowledges and agrees that:

(i) the offering and sale of the New Company Shares is intended to be exempt from registration under the Securities Act, by virtue of the provisions of Rule 506 of Regulation D promulgated under the Securities Act or under Rule 701 under the Securities Act as part of a compensatory benefit plan to reward and incentivize employees of the Company;

(ii) none of the New Company Shares have been registered under the Securities Act or any securities or “blue sky” laws of any state;

(iii) there is no existing public or other market for the New Company Shares and there can be no assurance that the Rollover Party will be able to sell or dispose of the New Company Shares being acquired by the Rollover Party hereunder; and

(iv) none of the New Company Shares may be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless such shares are (1) registered under the Securities Act or (2) an exemption from such registration is available, in each case in accordance with any applicable securities or “blue sky” laws of any state.

d. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile (followed by overnight courier), E mail (followed by overnight courier), or by registered or certified mail (postage prepaid, return receipt requested) to the other parties hereto as follows:

If to the Company:

PSAV Intermediate Corp.

c/o Broad Street Principal Investments, L.L.C.

200 West Street

New York, New York 10282

Attention:            Bradley Gross

Facsimile:            (212) 357-5505

E mail:                bradley.gross@gs.com

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:            Michael J. Aiello, Esq.

Facsimile:            (212) 310-8007

E mail:                michael.aiello@weil.com

with a copy to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60622

Attention:            John A. Schoenfeld and Benjamin P. Clinger

Facsimile:            (312) 862-2200

E mail:                jschoenfeld@kirkland.com

                             benjamin.clinger@kirkland.com

If to the Rollover Party:

To the address set forth on the signature page hereto.

with a copy to:

Thompson Coburn LLP

55 East Monroe Street

37th Floor

Chicago, IL 60603

Attention:            Mark S. Weisberg, Esq.

Facsimile:            (312) 580-2340

E mail:                mweisberg@thompsoncoburn.com

c. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the State of New York, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction. Each of the parties hereto submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Agreement, agrees that all claims under any theory of liability, whether at law or equity, in contract, tort or otherwise, in respect of such action or proceeding may be heard and determined in any such court and agrees not to bring any such action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereto agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 7.d, above. Nothing in this Section 7.e, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT,

EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

f. Assignment. This Agreement shall not be assigned by any Rollover Party without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the Company, the Rollover Parties and each of their respective heirs, successors and permitted assigns.

g. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

h. Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

i. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

j. Tax Treatment. The exchange of the Rollover Shares for the New Company Shares is intended to qualify pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, and no party shall take any position inconsistent therewith, on audit or otherwise, unless otherwise required by applicable law. Notwithstanding anything to the contrary, neither party makes any representations or warranties to the other party as to whether any third parties, including any taxing authority, will accept or agree with the intended characterization of the transaction as set forth herein.

[The Remainder of This Page Is Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PSAV INTERMEDIATE CORP.

By:	/s/ Bradley J. Gross
Name:	Bradley J. Gross
Title:	President & Secretary

[Signature Page to Rollover Agreement]

ROLLOVER PARTY

/s/ J. Michael Mcllwain

Name:	J. Michael Mcllwain

Address:	[Address]

The Rollover Party referenced above hereby certifies that he, she or it is:

☒	an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	not an “accredited investor”

[Signature Page to Rollover Agreement]

SCHEDULE 1

SHARES OF TARGET

Name of Rollover Party	Number of Shares of Target
J. Michael Mcllwain	12.465

SCHEDULE 2

NEW COMPANY SHARES

Name of Rollover Party	Number of New Company Shares
J. Michael Mcllwain	4.55132